ENHANCED GUARANTEED MINIMUM INCOME BENEFIT (GMIB) ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the date specified on the Contract Schedule. In the case of a conflict with any Contract provision, the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated below.

FIXED ACCOUNT (AMENDED-IF APPLICABLE)
If you select this Enhanced GMIB the Fixed Account is not available. If you select this Enhanced GMIB you must allocate your entire Contract Value to the Investment Options available under the Variable Account.

THE FOLLOWING DEFINITION HAS BEEN ADDED TO THE DEFINITIONS SECTION OF THE CONTRACT.

GMIB VALUE: The value used to determine the amount of the guaranteed minimum Annuity Payments provided by the GMIB.

THE FOLLOWING HEREBY AMENDS AND SUPPLEMENTS THE ANNUITY PROVISIONS SECTION OF THE CONTRACT.

GMIB
This Enhanced GMIB provides for a guaranteed minimum fixed income benefit during the Annuity Phase. This Enhanced GMIB guarantees that beginning with the 10th Contract Anniversary, you may elect to have the GMIB Value applied to purchase a Fixed Annuity.

If you exercise this Enhanced GMIB, we will determine Annuity Payments by applying the GMIB Value to the Guaranteed Monthly Annuity Payment rates per $1000 of Proceeds listed in the Contract. However, we will use current fixed annuity payment rates applied to the Adjusted Contract Value to calculate Annuity Payments if that produces a greater Annuity Payment.

This Enhanced GMIB will apply only under the following circumstances:

1. You must select an Income Date that is within 30 days following a Contract Anniversary beginning with your 10th Contract Anniversary. You cannot exercise the GMIB before the 10th Contract Anniversary.

2. Annuity Payments can only be made as fixed Annuity Payments, regardless of the Annuity Option you select.

3.   The Annuity Options available to you are:

     a) The Annuity Options listed in the Contract that provide for payments over the lifetime of the Annuitant or where applicable, the Joint Annuitant, and
     b)   The Period Certain Annuity Option included in this endorsement.

4.   You cannot already have elected to receive Annuity Payments.

IF YOU EXERCISE  THIS  ENHANCED  GMIB,  YOUR  GUARANTEED  MINIMUM  DEATH BENEFIT
(GMDB), GUARANTEED PARTIAL WITHDRAWAL BENEFIT (GPWB) AND YOUR OTHER ENHANCED GMIB WILL CANCEL. IF YOU EXERCISE YOUR GPWB, YOU MAY ELECT TO STOP RECEIVING GPWB PAYMENTS AND INSTEAD RECEIVE ANNUITY PAYMENTS BASED ON:

     a) YOUR REMAINING GMIB VALUE (YOU CAN ONLY MAKE THIS ELECTION WITHIN 30 DAYS AFTER A CONTRACT ANNIVERSARY AND BEFORE WE MAKE THE NEXT GPWB PAYMENT), OR
     b)   YOUR REMAINING ADJUSTED CONTRACT VALUE (YOU CAN MAKE THIS ELECTION ANY
          TIME).
S40500                           1                                            NY

ANNUITY PAYMENTS
If you exercise this Enhanced GMIB, Annuity Payments will be equal to the greatest of:

     a) the Adjusted Contract Value divided first by $1,000, and then multiplied by the current fixed annuity payment rates per $1,000 in use by the Company at the time the GMIB is elected; or
     b) if you select an Annuity Option from the Contract - the GMIB Value divided first by $1,000, and then multiplied by the Guaranteed Monthly Annuity Payment rates per $1,000 of Proceeds found in the Contract. These rates will differ from the current fixed annuity payment rates in a) above.
     c)   if you select the Specified Period Certain Annuity Option listed below
          - the GMIB Value divided first by $1,000, and then multiplied by the Guaranteed Monthly Annuity Payment rates per $1,000 of GMIB Valued listed below in this Endorsement. These rates will differ from the current fixed annuity payment rates in a) above and the Guaranteed Monthly Annuity Payment rates per $1,000 of Proceeds found in the Contract.

GMIB VALUE
We only use the GMIB Value to determine the amount of the guaranteed minimum fixed Annuity Payments as described directly above. It is not available for withdrawals or surrenders or for payment of a death benefit. We do not use the GMIB Value to calculate the Contract Value or Death Benefit. The GMIB Value before the date of death or the date you exercise the GPWB is equal to the greater of the Annual Increase Amount or the Maximum Anniversary Value. These amounts are calculated as follows.

A. ANNUAL INCREASE AMOUNT
If the Endorsement effective date is the same as the Contract Issue Date, then we initially set the Annual Increase Amount equal to your initial Purchase Payment (not including any applicable bonus) on the Issue Date.

If the Endorsement effective date is later than the Contract Issue Date, then we initially set the Annual Increase Amount equal to your Contract Value on the Endorsement effective date.

On each Business Day other than a Contract Anniversary, the Annual Increase Amount is equal to:

     a)   its value on the immediately preceding Business Day,
     b) plus any additional Purchase Payments (not including any bonus) received that day, and
     c) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you make that day.

On every Contract Anniversary prior to your 81st birthday, the Annual Increase Amount is equal to:

     a) its value on the immediately preceding Business Day increased by a multiple of 1.03,
     b) plus any additional Purchase Payments (not including any bonus) received that day, and
     c) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you make that day.

Beginning with the Contract Anniversary that occurs on or after your 81st birthday, we calculate the Annual Increase Amount in the same way that we do on any Business Day other than a Contract Anniversary.

We limit the Annual Increase Amount to a maximum of:

     a) 1.5 times your total Purchase Payments (not including any applicable bonus);
     b) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you made.

S40500                           2                                            NY

B. MAXIMUM ANNIVERSARY VALUE (MAV)
If the Endorsement effective date is the same as the Contract Issue Date, then we initially set the MAV equal to your initial Purchase Payment (not including any applicable bonus) on the Issue Date.

If the Endorsement effective date is later than the Contract Issue Date, then we initially set the MAV equal to your Contract Value on the Endorsement effective date.

On each Business Day other than a Contract Anniversary,  the MAV is equal to:
     a)   its value on the immediately preceding Business Day,
     b) plus any additional Purchase Payments (not including any bonus) received that day, and
     c) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you make that day.

On every Contract Anniversary prior to your 81st birthday, the MAV is equal to:
     a)   the highest Contract Value that occurred on any Contract Anniversary,
     b) plus subsequent additional Purchase Payments (not including any bonus) you made since that Contract Anniversary, and
     c) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you made since that Contract Anniversary.

Beginning with the Contract Anniversary that occurs on or after your 81st birthday, we calculate the MAV in the same way that we do on any Business Day other than a Contract Anniversary.

IF YOU EXERCISE THE GPWB,  THE GMIB VALUE STOPS  INCREASING BUT IT WILL DECREASE
WITH:
     a)   EACH GPWB PAYMENT WE MAKE, AND
     b)   IT  WILL  ALSO  DECREASE  PROPORTIONATELY  BY  THE  PERCENTAGE  OF ANY
          CONTRACT VALUE YOU WITHDRAW (INCLUDING ANY WITHDRAWAL CHARGES) IN ADDITION TO THE GPWB PAYMENT YOU RECEIVE EACH CONTRACT YEAR.

The term "withdrawal charge" is also used to mean Contingent Deferred Sales Charges, where applicable and "withdrawals" is also used to mean surrenders, where applicable.

If you own this Contract with another Joint Owner, we will use the Age of the older Contract Owner to determine the GMIB Value. If a non-individual owns the Contract, then "Contract Owner" or "you" shall mean the Annuitant and we will use the Annuitant's Age to determine the GMIB Value.

PERIOD CERTAIN ANNUITY OPTION
This fixed Annuity Option is available to you if you exercise this Enhanced GMIB and apply the GMIB Value to the Guaranteed Monthly Annuity Payment rates listed below. We will make monthly fixed Annuity Payments to the payee for a specified period of time that you select. The Specified Period Certain must be a whole number of years from 10 to 30. If the last Joint Annuitant dies before the end of the Specified Period Certain, then we will continue to make Annuity Payments for the rest of the Specified Period Certain. The Guaranteed Monthly Annuity Payment rates that we use in calculating the Annuity Payments under this Annuity Option are listed below. These rates are based on an interest rate of 1% per year and are for monthly Annuity Payments based on $1,000 of GMIB Value for the specified periods listed in the table. We will provide rates for other specified periods upon request.

        Guaranteed Monthly Annuity Payments per $1,000 of GMIB Value
 ----------------------------------- ------ ------ ------ ------ ------
 Specified Period Certain (in years) 10     15     20     25     30
 ----------------------------------- ------ ------ ------ ------ ------
 Guaranteed Rates                    8.75   5.98   4.59   3.76   3.21
 ----------------------------------- ------ ------ ------ ------ ------

S40500                           3                                            NY

CONDITIONS FOR TERMINATION OF THIS ENHANCED GMIB
This Endorsement will only terminate upon the earliest of:
a) the termination of the Contract;
b) the entire benefit under this Endorsement is exercised;
c) the GMIB Value is zero or less; or
d) the death of the Contract Owner unless the spouse continues the Contract as the new owner.

ENHANCED GMIB CHARGE
The charge for this benefit is included in the mortality and expense risk charge shown on the Contract Schedule.



                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

       /s/ Suzanne J. Pepin                   /s/ Charles Kavitsky
           Suzanne J. Pepin                       Charles Kavitsky
   Senior Vice President, Secretary    Chairman of the Board, CEO and President
      and Chief Legal Officer



S40500                           4                                            NY

                                 APPENDIX TO THE
          ENHANCED GUARANTEED MINIMUM INCOME BENEFIT (GMIB) ENDORSEMENT

                        ENHANCED GMIB ENDORSEMENT EXAMPLE

1) You purchase the Contract with an initial Purchase Payment of $100,000 (not including any applicable bonus). You make no additional Purchase Payments.

2)   The MAV on the ninth Contract Anniversary is $180,000.

3) You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the tenth Contract Year when the Contract Value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

4)   The Contract Value on the tenth Contract Anniversary is $140,000.

5) You have not yet reached your 81st birthday as of the tenth Contract Anniversary.

GMIB VALUE AS OF THE TENTH CONTRACT ANNIVERSARY
On the tenth Contract Anniversary, the GMIB Value is equal to the greater of:

     1) The Annual Increase Amount:
               Initial Purchase Payment                                                          $100,000.00
               Increased by 3% on the first Contract Anniversary                                 x      1.03
                                                                                                 $103,000.00
               Increased by 3% on the second Contract Anniversary                                x      1.03
                                                                                                 $106,090.00
               Increased by 3% on the third Contract Anniversary                                 x      1.03
                                                                                                 $109,272.70
               On the ninth Contract Anniversary the
                 Annual Increase Amount is                                                       $130,477.32
               Reduced proportionately by the percentage of Contract Value
                 withdrawn:   ($20,000 / $160,000) = 0.125 x $130,477.32 =                     -   16,309.66
                                                                                                 $114,167.65
               Increased by 3% on the tenth Contract Anniversary                                 X      1.03
                                                                                                 $117,592.68
               Verifying that the Annual  Increase  Amount is within the maximum limit:
                   1.5 times Purchase Payments:    1.5 x $100,000 =                              $150,000
                   Reduced proportionately by the percentage of Contract Value
                     withdrawn:   ($20,000 / $160,000) = 0.125 x $150,000 =                    -   18,750
                                                                                                 $131,250
     2) The MAV:
               The MAV on the ninth Contract Anniversary                                         $180,000
               Reduced proportionately by the percentage of Contract Value
                 withdrawn:   ($20,000 / $160,000) = 0.125 x $180,000 =                         -  22,500
                                                                                                 $157,500

Therefore, the Enhanced GMIB value on the tenth Contract Anniversary is equal to $157,500.


S40500                           5                                            NY

If the GMIB Value is greater than your Contract Value on the Income Date, the payee might receive a higher Annuity Payment if you use the GMIB Value. However, the guaranteed fixed payout rates available with the GMIB Value might be more conservative than the current fixed payout rates that are otherwise available. Therefore, the Annuity Payment the payee would receive if you use the GMIB Value might be less than the payment that would result from using the Contract Value, even if the GMIB Value is greater than the Contract Value. We will use whichever amount produces the greater Annuity Payment to calculate the payments.

S40500                           6                                            NY

        ENHANCED GUARANTEED MINIMUM INCOME BENEFIT (GMIB) ENDORSEMENT #2

This Endorsement forms a part of the Contract to which it is attached and is effective as of the date specified on the Contract Schedule. In the case of a conflict with any Contract provision, the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated below.

FIXED ACCOUNT (AMENDED-IF APPLICABLE)
If you select this Enhanced GMIB the Fixed Account is not available. If you select this Enhanced GMIB you must allocate your entire Contract Value to the Investment Options available under the Variable Account.

THE FOLLOWING DEFINITIONS HAVE BEEN ADDED TO THE DEFINITIONS SECTION OF THE CONTRACT.

BUSINESS DAY: Each day on which the New York Stock Exchange is open for trading, except when an Investment Option does not value its shares. We are open for business on each day that the New York Stock Exchange is open. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.

GMIB VALUE: The value used to determine the amount of the guaranteed minimum Annuity Payments provided by the GMIB.

THE FOLLOWING HEREBY AMENDS AND SUPPLEMENTS THE ANNUITY PROVISIONS SECTION OF THE CONTRACT AND THE ENHANCED GUARANTEED MINIMUM INCOME BENEFIT ENDORSEMENT.

GMIB
This Enhanced GMIB provides for a guaranteed minimum fixed income benefit during the Annuity Phase. This Enhanced GMIB guarantees that beginning with the 10th Contract Anniversary, you may elect to have the GMIB Value applied to purchase a Fixed Annuity.

If you exercise this Enhanced GMIB, we will determine Annuity Payments by applying the GMIB Value to the Guaranteed Monthly Annuity Payment rates per $1000 of Proceeds listed below. However, we will use current fixed annuity payment rates applied to the Adjusted Contract Value to calculate Annuity Payments if that produces a greater Annuity Payment.

This Enhanced GMIB will apply only under the following circumstances:

1. You must select an Income Date that is within 30 days following a Contract Anniversary beginning with your 10th Contract Anniversary. You cannot exercise the GMIB before the 10th Contract Anniversary.

2. Annuity Payments can only be made as fixed Annuity Payments, regardless of the Annuity Option you select.

3. The Annuity Options available to you are listed below and the duration of the period certain must be at least 10 years.

4.   You cannot already have elected to receive Annuity Payments.

IF YOU EXERCISE  THIS  ENHANCED  GMIB,  YOUR  GUARANTEED  MINIMUM  DEATH BENEFIT
(GMDB), GUARANTEED PARTIAL WITHDRAWAL BENEFIT (GPWB) AND YOUR OTHER ENHANCED GMIB WILL CANCEL. IF YOU EXERCISE YOUR GPWB, YOU MAY ELECT TO STOP RECEIVING GPWB PAYMENTS AND INSTEAD RECEIVE ANNUITY PAYMENTS BASED ON:


S40541                                 1                                      NY

a) YOUR REMAINING GMIB VALUE (YOU CAN ONLY MAKE THIS ELECTION WITHIN 30 DAYS AFTER A CONTRACT ANNIVERSARY AND BEFORE WE MAKE THE NEXT GPWB PAYMENT), OR
b)   YOUR  REMAINING  ADJUSTED  CONTRACT  VALUE (YOU CAN MAKE THIS  ELECTION ANY
     TIME).

ANNUITY PAYMENTS
If you exercise this Enhanced GMIB, Annuity Payments will be equal to the greater of:

a) the Adjusted Contract Value divided first by $1,000, and then multiplied by the current fixed annuity payment rates per $1,000 in use by the Company at the time the GMIB is elected; or
b) The GMIB Value divided first by $1,000, and then multiplied by the Guaranteed Monthly Annuity Payment rates per $1,000 listed below. These rates will differ from the current fixed annuity payment rates described in
     a) above and the Guaranteed Monthly Annuity Payment rates per $1,000 of Proceeds found in the Contract.

GMIB VALUE
We only use the GMIB Value to determine the amount of the guaranteed minimum fixed Annuity Payments as described directly above. It is not available for withdrawals or surrenders or for payment of a death benefit. We do not use the GMIB Value to calculate the Contract Value or Death Benefit. The GMIB Value before the date of death or the date you exercise the GPWB is amended to include the Annual Increase Amount, which is calculated as follows.

If the Endorsement effective date is the same as the Contract Issue Date, then we initially set the Annual Increase Amount equal to your initial Purchase Payment (not including any applicable bonus) on the Issue Date.

If the Endorsement effective date is later than the Contract Issue Date, then we initially set the Annual Increase Amount equal to your Contract Value on the Endorsement effective date.

On each Business Day other than a Contract Anniversary, the Annual Increase Amount is equal to:

a)   its value on the immediately preceding Business Day,
b) plus any additional Purchase Payments (not including any bonus) received that day, and
c) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you make that day.

On every Contract Anniversary prior to your 81st birthday, the Annual Increase Amount is equal to:

a) its value on the immediately preceding Business Day increased by a multiple of 1.05,
b) plus any additional Purchase Payments (not including any bonus) received that day, and
c) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you make that day.

Beginning with the Contract Anniversary that occurs on or after your 81st birthday, we calculate the Annual Increase Amount in the same way that we do on any Business Day other than a Contract Anniversary.

We limit the Annual Increase Amount to a maximum of:

a) 2 times your total Purchase Payments (not including any applicable bonus) received in the first 5 Contract Years;
b) Reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you made.



S40541                                 2                                      NY

IF YOU EXERCISE THE GPWB,  THE GMIB VALUE STOPS  INCREASING BUT IT WILL DECREASE
WITH:

a)   EACH GPWB PAYMENT WE MAKE, AND
b) IT WILL ALSO DECREASE PROPORTIONATELY BY THE PERCENTAGE OF ANY CONTRACT VALUE YOU WITHDRAW (INCLUDING ANY WITHDRAWAL CHARGES) IN ADDITION TO THE GPWB PAYMENT YOU RECEIVE EACH CONTRACT YEAR.

The term "withdrawal charge" is also used to mean Contingent Deferred Sales Charges, where applicable and "withdrawals" is also used to mean surrenders, where applicable.

If you own this Contract with another Joint Owner, we will use the Age of the older Contract Owner to determine the GMIB Value. If a non-individual owns the Contract, then "Contract Owner" or "you" shall mean the Annuitant and we will use the Annuitant's Age to determine the GMIB Value.

AVAILABLE ANNUITY OPTIONS
The fixed Annuity Options that are available to you under this Enhanced GMIB are Annuity Options 2 and 4 with monthly payments over at least 10 years. Annuity Payments under this Enhanced GMIB will use Table of Annuity Payment Amounts listed below. Annuity Options 2 and 4 are described in the Contract.

TABLE OF ANNUITY PAYMENT AMOUNTS
The following table shows the Guaranteed Monthly Payment rates for each $1,000 of GMIB Value applied to a fixed Annuity Option with the indicated specified periods. We base this table on an interest rate of 1% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 32 years using Mortality Projection Scale G. Upon request we will provide Guaranteed Monthly Payments rates for any ages or specified periods not shown in the following table.


S40541                                 3                                      NY

[GRAPHIC]
Guaranteed Monthly Payments Per $1,000 of Proceeds - Option 2


S40541                                 4                                      NY

[GRAPHIC]
Guaranteed Monthly Payments Per $1,000 of Proceeds - Option 4

CONDITIONS FOR TERMINATION OF THIS ENHANCED GMIB
This Endorsement will only terminate upon the earliest of:

a)   the termination of the Contract;
b)   the entire benefit under this Endorsement is exercised;
c)   the GMIB Value is zero or less; or
d) The death of the Contract Owner unless the spouse continues the Contract as the new owner.

ENHANCED GMIB CHARGE
The charge for this benefit is included in the mortality and expense risk charge shown on the Contract Schedule.


S40541                                 5                                      NY

In all other respects the provisions, conditions, exceptions, and limitations contained in the Contract remain unchanged.




                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

       /s/ Suzanne J. Pepin                   /s/ Charles Kavitsky
           Suzanne J. Pepin                       Charles Kavitsky
   Senior Vice President, Secretary    Chairman of the Board, CEO and President
      and Chief Legal Officer


S40541                                 6                                      NY

                                 APPENDIX TO THE
        ENHANCED GUARANTEED MINIMUM INCOME BENEFIT (GMIB) ENDORSEMENT #2

                      ENHANCED GMIB ENDORSEMENT #2 EXAMPLE

1) You purchase the Contract with an initial Purchase Payment of $100,000 (not including any applicable bonus). You make no additional Purchase Payments.

2) You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the tenth Contract Year when the Contract Value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

3)   The Contract Value on the tenth Contract Anniversary is $140,000.

4) You have not yet reached your 81st birthday as of the tenth Contract Anniversary.

GMIB VALUE AS OF THE TENTH CONTRACT ANNIVERSARY On the tenth Contract Anniversary, the GMIB Value is equal to:

     The Annual Increase Amount:
          Initial Purchase Payment                                                      $100,000.00
          Increased by 5% on the first Contract Anniversary                             x      1.05
                                                                                        $105,000.00
          Increased by 5% on the second Contract Anniversary                            x      1.05
                                                                                        $110,250.00
          Increased by 5% on the third Contract Anniversary                             x      1.05
                                                                                        $115,762.50
          On the ninth Contract Anniversary the
             Annual Increase Amount is                                                  $155,132.80
          Reduced proportionately by the percentage of Contract Value
             withdrawn:   ($20,000 / $160,000) = 0.125 x $155,132.80 =                -   19,391.60
                                                                                        $135,741.22
          Increased by 5% on the tenth Contract Anniversary                             X      1.05
                                                                                        $142,528.28
          Verifying that the Annual Increase Amount is within the maximum limit:
              2 times Purchase Payments in the first five
              Contract Years:    2 x $100,000 =                                         $200,000
              Reduced proportionately by the percentage of Contract Value
              withdrawn:   ($20,000 / $160,000) = 0.125 x $200,000 =                  -   25,000
                                                                                        $175,000

Therefore, the Enhanced GMIB Value on the tenth Contract Anniversary is equal to $142,528.28.

If the GMIB Value is greater than your Contract Value on the Income Date, the payee might receive a higher Annuity Payment if you use the GMIB Value. However, the guaranteed fixed payout rates available with the GMIB Value might be more conservative than the current fixed payout rates that are otherwise available. Therefore, the Annuity Payment the payee would receive if you use the GMIB Value might be less than the payment that would result from using the Contract Value, even if the GMIB Value is greater than the Contract Value. We will use whichever amount produces the greater Annuity Payment to calculate the payments.




S40541                                 7                                      NY


        TRADITIONAL GUARANTEED MINIMUM INCOME BENEFIT (GMIB) ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the date specified on the Contract Schedule. In the case of a conflict with any Contract provision the provisions of this Endorsement will control. This Endorsement is irrevocable. You can only terminate this Endorsement as indicated below.

FIXED ACCOUNT (AMENDED - IF APPLICABLE)
If you select the Traditional GMIB the Fixed Account is not available. If you select the Traditional GMIB you must allocate your entire Contract Value to the Investment Options available under the Variable Account.

THE FOLLOWING DEFINITION HAS BEEN ADDED TO THE DEFINITIONS SECTION OF THE CONTRACT.

GMIB VALUE: The value used to determine the amount of the guaranteed minimum Annuity Payments provided by the GMIB.

THE FOLLOWING HEREBY AMENDS AND SUPPLEMENTS THE ANNUITY PROVISIONS SECTION OF THE CONTRACT.

TRADITIONAL GMIB
The Traditional GMIB provides for a guaranteed minimum fixed income benefit during the Annuity Phase. The Traditional GMIB guarantees that beginning with the 10th Contract Anniversary, you may elect to have the GMIB Value applied to purchase a Fixed Annuity.

If you exercise the Traditional GMIB, we will determine Annuity Payments by applying the GMIB Value to the Guaranteed Monthly Annuity Payment rates per $1,000 of Proceeds listed in the Contract. However, we will use current fixed annuity payment rates applied to the Adjusted Contract Value to calculate Annuity Payments if that produces a greater Annuity Payment.

The Traditional GMIB will apply only under the following circumstances:

1. You must select an Income Date that is within 30 days following a Contract Anniversary beginning with your 10th Contract Anniversary. You cannot exercise the GMIB before the 10th Contract Anniversary.

2. Annuity Payments can only be made as fixed Annuity Payments, regardless of the Annuity Option you select.

3.   The Annuity Options available to you are:

     a) The Annuity Options listed in the Contract that provide for payments over the lifetime of the Annuitant or where applicable, the Joint Annuitant, and

     b)   The Period Certain Annuity Option included in this endorsement.

4. If you select an Annuity Option that has a period certain feature, the duration of the period certain must be at least 10 years.

IF YOU EXERCISE THE  TRADITIONAL  GMIB,  YOUR  GUARANTEED  MINIMUM DEATH BENEFIT
(GMDB) AND GUARANTEED PARTIAL WITHDRAWAL BENEFIT (GPWB) WILL CANCEL. IF YOU EXERCISE YOUR GPWB, YOU MAY ELECT TO STOP RECEIVING GPWB PAYMENTS AND INSTEAD RECEIVE ANNUITY PAYMENTS BASED ON:
     a) YOUR REMAINING GMIB VALUE (YOU CAN ONLY MAKE THIS ELECTION WITHIN 30 DAYS AFTER A CONTRACT ANNIVERSARY AND BEFORE WE MAKE THE NEXT GPWB PAYMENT), OR
     b)   YOUR REMAINING ADJUSTED CONTRACT VALUE (YOU CAN MAKE THIS ELECTION ANY
          TIME).

S40499                             1                                         NY

ANNUITY PAYMENTS
If you exercise the Traditional GMIB, Annuity Payments will be equal to the greatest of:
     a) the Adjusted Contract Value divided first by $1,000, and then multiplied by the current fixed annuity payment rates per $1,000 in use by the Company at the time the GMIB is elected; or
     b) if you select an Annuity Option from the Contract - the GMIB Value divided first by $1,000, and then multiplied by the Guaranteed Monthly Annuity Payment rates per $1,000 of Proceeds found in the Contract. These rates will differ from the current fixed annuity payment rates in a) above.
     c)   if you select the Specified Period Certain Annuity Option listed below
          - the GMIB Value divided first by $1,000, and then multiplied by the Guaranteed Monthly Annuity Payment rates per $1,000 of GMIB Valued listed below in this Endorsement. These rates will differ from the current fixed annuity payment rates in a) above and the Guaranteed Monthly Annuity Payment rates per $1,000 of Proceeds found in the Contract.

GMIB VALUE
We only use the GMIB Value to determine the amount of the guaranteed minimum fixed Annuity Payments as described directly above. It is not available for withdrawals or surrenders or for payment of a death benefit. We do not use the GMIB Value to calculate the Contract Value or Death Benefit.

If the Traditional GMIB Endorsement effective date is the same as the Contract Issue Date then the GMIB Value before the date of death or the date you exercise the GPWB, is equal to:
     a)   total Purchase Payments (not including any applicable bonus), and
     b) reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you make.

If the Traditional GMIB Endorsement effective date is later than the Contract Issue Date then the GMIB Value before the date of death or the date you exercise the GPWB is equal to:
     a)   the Contract Value on the Endorsement effective date;
     b) plus total Purchase Payments (not including any applicable bonus) made since the Endorsement effective date; and
     c) reduced proportionately by the percentage of any Contract Value withdrawn (including any withdrawal charge) for each withdrawal you made since the Endorsement effective date.

IF YOU EXERCISE THE GPWB,  THE GMIB VALUE STOPS  INCREASING BUT IT WILL DECREASE
WITH:
     a)   EACH GPWB PAYMENT WE MAKE, AND
     b)   IT  WILL  ALSO  DECREASE  PROPORTIONATELY  BY  THE  PERCENTAGE  OF ANY
          CONTRACT VALUE YOU WITHDRAW (INCLUDING ANY WITHDRAWAL CHARGES) IN ADDITION TO THE GPWB PAYMENT YOU RECEIVE EACH CONTRACT YEAR.

The term "withdrawal charge" is also used to mean Contingent Deferred Sales Charges, where applicable and "withdrawals" is also used to mean surrenders, where applicable.

If you own this Contract with another Joint Owner, we will use the Age of the older Contract Owner to determine the GMIB Value. If a non-individual owns the Contract, then "Contract Owner" or "you" shall mean the Annuitant and we will use the Annuitant's Age to determine the GMIB Value.

S40499                             2                                         NY

PERIOD CERTAIN ANNUITY OPTION
This fixed Annuity Option is available to you if you exercise the Traditional GMIB and apply the GMIB Value to the Guaranteed Monthly Annuity Payment rates listed below. We will make monthly fixed Annuity Payments to the payee for a specified period of time that you select. The Specified Period Certain must be a whole number of years from 10 to 30. If the last Joint Annuitant dies before the end of the Specified Period Certain, then we will continue to make Annuity Payments for the rest of the Specified Period Certain. The Guaranteed Monthly Annuity Payment rates that we use in calculating the Annuity Payments under this Annuity Option are listed below. These rates are based on an interest rate of 1% per year and are for monthly Annuity Payments based on $1,000 of GMIB Value for the specified periods listed in the table. We will provide rates for other specified periods upon request.

        Guaranteed Monthly Annuity Payments per $1,000 of GMIB Value
 ----------------------------------- ----- ----- ------ ----- ------
 Specified Period Certain (in years) 10    15    20     25    30
 ----------------------------------- ----- ----- ------ ----- ------
 Guaranteed Rates                    8.75  5.98  4.59   3.76  3.21
 ----------------------------------- ----- ----- ------ ----- ------

CONDITIONS FOR TERMINATION OF THE TRADTIONAL GMIB
This Endorsement will only terminate upon the earliest of:
     a)   the termination of the Contract;
     b)   the entire benefit under this Endorsement is exercised;
     c)   the GMIB Value is zero or less; or
     d) The death of the Contract Owner unless the spouse continues the Contract as the new owner.

TRADITIONAL GMIB CHARGE
The charge for this benefit is included in the mortality and expense risk charge shown on the Contract Schedule.


                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

       /s/ Suzanne J. Pepin                   /s/ Charles Kavitsky
           Suzanne J. Pepin                       Charles Kavitsky
   Senior Vice President, Secretary    Chairman of the Board, CEO and President
      and Chief Legal Officer

S40499                             3                                         NY

          APPENDIX TO THE TRADITIONAL GUARANTEED MINIMUM INCOME BENEFIT
                               (GMIB) ENDORSEMENT

                            TRADITIONAL GMIB EXAMPLE

1) You purchase a Contract with an initial Purchase Payment of $100,000 (not including any applicable bonus). You allocate your entire Purchase Payment to the Investment Options and you make no additional Purchase Payments.

2) You take a partial withdrawal of $20,000 (this includes any applicable withdrawal charge) in the tenth Contract year when the Contract value (prior to the partial withdrawal) is $160,000. You take no other partial withdrawals.

3)   The Contract value on the tenth Contract anniversary is $140,000.

GMIB VALUE AS OF THE TENTH CONTRACT ANNIVERSARY:

 Total Purchase Payments:                                               $100,000
 Reduced proportionately by the percentage of Contract Value
     withdrawn:   ($20,000 / $160,000) = 0.125 x $100,000 =           -  12,500
 Traditional GMIB value as of the tenth Contract Anniversary:           $ 87,500


If the GMIB Value is greater than your Contract Value on the Income Date, the payee might receive a higher Annuity Payment if you use the GMIB Value. However, the guaranteed fixed payout rates available with the GMIB Value might be more conservative than the current fixed payout rates that are otherwise available. Therefore, the Annuity Payment the payee would receive if you use the GMIB Value might be less than the payment that would result from using the Contract Value, even if the GMIB Value is greater than the Contract Value. We will use whichever amount produces the greater Annuity Payment to calculate the payments.

S40499                             4                                         NY